UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2015

Cardica, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51772	94-3287832
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On August 6, 2015, Cardica, Inc. announced the results of operations for its fiscal year ended June 30, 2015. A copy of Cardica’s press release, dated August 6, 2015, announcing these results is attached hereto as Exhibit 99.1.

The information set forth under this Item 2.02, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2015, Dr. Bernard Hausen, the chief executive officer and president of Cardica, Inc., informed the Board of Directors of Cardica that he will step down as chief executive officer, president and as a member of the Board of Directors. By request of the company, Dr. Hausen has agreed to stay on in his role as president and chief executive officer and a director for a transition period expected to be completed by December 31, 2015.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated August 6, 2015, containing Cardica, Inc.’s results of operations for the fiscal year ended June 30, 2015.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc.
(Registrant)

Date: August 6, 2015	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 6, 2015, containing Cardica, Inc.’s results of operations for the fiscal year ended June 30, 2015.